COMERICA REPORTS FIRST QUARTER 2014 NET INCOME OF $139 MILLION,
OR 73 CENTS PER SHARE, UP 4 PERCENT FROM FIRST QUARTER 2013
$1 Billion Loan Growth Over Fourth Quarter 2013;
Increases in Nearly All Business Lines
Drive for Efficiency Demonstrated in Well-Controlled Expenses
Continued to Maintain Strong Capital Ratios
While Returning $107 Million to Shareholders

DALLAS/April 15, 2014 -- Comerica Incorporated (NYSE: CMA) today reported first quarter 2014 net income of $139 million, compared to $117 million for the fourth quarter 2013 and $134 million for the first quarter 2013. Earnings per diluted share were 73 cents for the first quarter 2014, compared to 62 cents for the fourth quarter 2013 and 70 cents for the first quarter 2013.

(dollar amounts in millions, except per share data)	1st Qtr '14		4th Qtr '13	1st Qtr '13
Net interest income (a)	$410		$430	$416
Provision for credit losses	9		9	16
Noninterest income	208		219	213
Noninterest expenses (b)	406		473	416
Provision for income taxes	64		50	63

Net income	139		117	134

Net income attributable to common shares	137		115	132

Diluted income per common share	0.73		0.62	0.70

Average diluted shares (in millions)	187		186	187

Tier 1 common capital ratio (d)	10.54%	(c)	10.64%	10.37%
Basel III common equity Tier 1 capital ratio (d) (e)	10.3		10.3	10.1
Tangible common equity ratio (d)	10.20		10.07	9.86

(a)
Included accretion of the purchase discount on the acquired loan portfolio of $12 million, $23 million and $11 million in the first quarter 2014, fourth quarter 2013 and first quarter 2013, respectively.

(b)	Included litigation-related expense of $3 million, $52 million and $3 million in the first quarter 2014, fourth quarter 2013 and first quarter 2013, respectively.

(c)	March 31, 2014 ratio is estimated.

(d)	See Reconciliation of Non-GAAP Financial Measures.

(e)	Estimated ratios based on the standardized approach in the final rule and excluding most elements of accumulated other comprehensive income (AOCI).

"Comerica's first quarter 2014 financial results reflect solid loan growth across our footprint and nearly all of our business lines," said Ralph W. Babb Jr., chairman and chief executive officer. "The more than $1 billion, or 2 percent, increase in average total loans, compared to the fourth quarter 2013, was led by increases in general Middle Market, Commercial Real Estate, Energy, Technology & Life Sciences, and Corporate Banking, partially offset by a decrease in Mortgage Banker Finance. Other highlights in the first quarter included an increase of $458 million in period-end deposits, to $53.8 billion. We also had continued strong credit quality and well-controlled expenses. The deep and enduring relationships we have with our customers are making a positive difference in our bottom line.
"Our capital position remains a source of strength to support our growth. We repurchased 6.9 million shares under our 2013 capital plan, including 1.5 million shares in the first quarter of 2014. Combined with dividends, we returned $107 million, or 77 percent of first quarter net income, to shareholders. We were pleased the Federal Reserve did not object to our 2014 capital plan and contemplated capital distributions, including up

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COMERICA REPORTS FIRST QUARTER 2014 NET INCOME OF $139 MILLION - 2

to $236 million in share repurchases for the four-quarter period that ends in the first quarter of 2015. We remain focused on providing a good return to shareholders while maintaining our strong capital ratios."
First Quarter 2014 Compared to Fourth Quarter 2013

•
Average total loans increased $1.0 billion, or 2 percent, to $45.1 billion, primarily reflecting increases of $679 million, or 2 percent, in commercial loans and $231 million, or 2 percent, in combined commercial mortgage and real estate construction loans. The increase in commercial loans was reflected in almost all lines of business. Period-end total loans increased $1.0 billion, or 2 percent, to $46.5 billion, primarily reflecting a $959 million, or 3 percent, increase in commercial loans. The increase in commercial loans was primarily driven by increases in general Middle Market, Energy, Corporate Banking and Technology and Life Sciences.

•
Average total deposits were stable at $52.8 billion, primarily reflecting a decrease in noninterest-bearing deposits of $296 million, partially offset by an increase in money market and interest-bearing checking deposits of $231 million. Period-end deposits increased $458 million, to $53.8 billion.

•
Net interest income decreased $20 million to $410 million in the first quarter 2014, compared to $430 million in the fourth quarter 2013, and reflected decreases in both the accretion of the purchase discount on the acquired loan portfolio from an unusually high fourth quarter amount and interest collected on nonaccrual loans, as well as the impact of two fewer days in the first quarter 2014. The benefit from an increase in loan balances largely offset the impact of lower loan yields.

•
The provision for credit losses was stable at $9 million in the first quarter 2014, reflecting continued strong credit quality. Net charge-offs were $12 million, or 0.10 percent of average loans, in the first quarter 2014.

•	Noninterest income decreased $11 million to $208 million in the first quarter 2014, reflecting decreases of $6 million in customer-driven income and $5 million in noncustomer-driven income.

•
Noninterest expenses decreased $67 million to $406 million in the first quarter 2014, primarily reflecting a $49 million decrease in litigation-related expenses and an $11 million decrease in salaries and benefits expense, largely due to a decrease in pension expense.

•
As previously announced, the Federal Reserve completed its 2014 Comprehensive Capital Analysis and Review (CCAR) in March 2014 and did not object to the capital distributions contemplated in Comerica's capital plan, including up to $236 million in share repurchases for the four-quarter period ending first quarter 2015.

•	Capital remained solid at March 31, 2014, as evidenced by an estimated Tier 1 common capital ratio of 10.54 percent and a tangible common equity ratio of 10.20 percent.
First Quarter 2014 Compared to First Quarter 2013

•
Average total loans increased $458 million, or 1 percent, primarily reflecting an increase of $306 million, or 1 percent, in commercial loans, partially offset by a decrease of $115 million, or 1 percent, in combined commercial mortgage and real estate construction loans. The increase in commercial loans was primarily driven by increases in National Dealer Services, Technology and Life Sciences, and general Middle Market, partially offset by a decrease in Mortgage Banker Finance.

•
Average total deposits increased $2.1 billion, or 4 percent, primarily reflecting increases of $1.7 billion, or 8 percent, in noninterest-bearing deposits and $348 million, or 1 percent, in interest-bearing deposits.

•
Net income increased $5 million, or 4 percent, primarily the result of lower noninterest expenses and a decrease in the provision for credit losses, partially offset by decreases in net interest income and noncustomer-driven noninterest income.

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COMERICA REPORTS FIRST QUARTER 2014 NET INCOME OF $139 MILLION - 3

Net Interest Income

(dollar amounts in millions)	1st Qtr '14	4th Qtr '13	1st Qtr '13
Net interest income	$410	$430	$416

Net interest margin	2.77%	2.86%	2.88%

Selected average balances:
Total earning assets	$59,916	$59,924	$58,607
Total loans	45,075	44,054	44,617
Total investment securities	9,282	9,365	10,021
Federal Reserve Bank deposits (excess liquidity)	5,311	6,260	3,669

Total deposits	52,770	52,769	50,692
Total noninterest-bearing deposits	23,236	23,532	21,506

•	Net interest income of $410 million in the first quarter 2014 decreased $20 million compared to the fourth quarter 2013.

◦
Interest on loans decreased by $21 million, including decreases in both the accretion of the purchase discount on the acquired loan portfolio from an unusually high fourth quarter 2013 amount (-$11 million) and interest collected on nonaccrual loans (-$2 million), as well as the impact of two fewer days in the first quarter (-$7 million). The benefit from an increase in loan balances (+$8 million) largely offset the impact of lower loan yields (-$9 million).

•
The net interest margin of 2.77 percent decreased 9 basis points compared to the fourth quarter 2013. The decrease in net interest margin was primarily due to decreases in both the accretion of the purchase discount on the acquired loan portfolio from an unusually high fourth quarter 2013 amount (-8 basis points) and interest collected on nonaccrual loans (-1 basis point), as well as lower loan yields (-4 basis points), partially offset by the impact of a decrease in excess liquidity (+4 basis points).

•
Average earning assets remained stable at $59.9 billion in the first quarter 2014, compared to the fourth quarter 2013, as an increase of $1.0 billion in average loans offset a decrease of $949 million in excess liquidity.

Noninterest Income
Noninterest income decreased $11 million to $208 million for the first quarter 2014, compared to $219 million for the fourth quarter 2013. Customer-driven fee income decreased $6 million and noncustomer-driven income decreased $5 million. The decrease in customer-driven fee income was primarily due to a $7 million decrease in syndication agent fees, a component of commercial lending fees. The decrease in noncustomer-driven income was primarily due to a $4 million decrease in deferred compensation plan asset returns, which was offset by a decrease in deferred compensation expense in noninterest expenses.
Comerica early adopted an amendment to U.S. generally accepted accounting principles in the first quarter 2014 related to the accounting for affordable housing projects that qualify for the low-income housing tax credit. Amortization of the initial investment cost of qualifying projects is now recorded in the provision for income taxes together with the tax credits and benefits received. Previously, the amortization was recorded as a reduction to other noncustomer-driven noninterest income. All prior period amounts have been restated to reflect the adoption of the amendment, which resulted in offsetting increases to other noninterest income and the provision for income taxes of $14 million, $15 million and $13 million in the first quarter 2014, fourth quarter 2013 and first quarter 2013, respectively.
Noninterest Expenses
Noninterest expenses decreased $67 million to $406 million for the first quarter 2014, compared to $473 million for the fourth quarter 2013, primarily reflecting a $49 million decrease in litigation-related expenses, an $11 million decrease in salaries and benefits expense and small decreases in several other categories of noninterest expense. The decrease in litigation-related expenses reflected the impact of high fourth quarter 2013 expense due to an unfavorable jury verdict in a lender liability case. The decrease in salaries and benefits expense primarily reflected a $13 million decrease in pension expense.

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COMERICA REPORTS FIRST QUARTER 2014 NET INCOME OF $139 MILLION - 4

Credit Quality

(dollar amounts in millions)	1st Qtr '14	4th Qtr '13	1st Qtr '13
Net credit-related charge-offs	$12	$13	$24
Net credit-related charge-offs/Average total loans	0.10%	0.12%	0.21%

Provision for credit losses	$9	$9	$16

Nonperforming loans (a)	338	374	515
Nonperforming assets (NPAs) (a)	352	383	555
NPAs/Total loans and foreclosed property	0.76%	0.84%	1.23%

Loans past due 90 days or more and still accruing	$10	$16	$25

Allowance for loan losses	594	598	617
Allowance for credit losses on lending-related commitments (b)	37	36	36
Total allowance for credit losses	631	634	653

Allowance for loan losses/Period-end total loans	1.28%	1.32%	1.37%
Allowance for loan losses/Nonperforming loans	176	160	120

(a)	Excludes loans acquired with credit impairment.

(b)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

•	Nonaccrual loans decreased $33 million, to $317 million at March 31, 2014, compared to $350 million at December 31, 2013.

•	Criticized loans decreased $121 million, to $2.1 billion at March 31, 2014, compared to $2.3 billion at December 31, 2013.

•	During the first quarter 2014, $19 million of borrower relationships over $2 million were transferred to nonaccrual status, a decrease of $4 million from the fourth quarter 2013.
Balance Sheet and Capital Management
Total assets and common shareholders' equity were $65.7 billion and $7.3 billion, respectively, at March 31, 2014, compared to $65.2 billion and $7.2 billion, respectively, at December 31, 2013.
There were approximately 182 million common shares outstanding at March 31, 2014. Diluted weighted-average shares increased to 187 million in the first quarter 2014 as an increase in share dilution from options and warrants due to an increase in Comerica's stock price outpaced the impact of the repurchase of 1.5 million shares of common stock under the share repurchase program. Combined with the dividend of $0.19 per share, share repurchases of $72 million and dividends returned 77 percent of first quarter 2014 net income to shareholders.
The Federal Reserve completed its 2014 CCAR review in March 2014 and did not object to Comerica's capital plan and capital distributions contemplated in the plan. Comerica's capital plan provides for up to $236 million in share repurchases for the four-quarter period ending March 31, 2015, as well as the authority to fully redeem $150 million par value of subordinated notes due 2024. The notes are callable at par on or after July 15, 2014 and were recorded at a carrying value of $183 million at March 31, 2014. Due to the lack of certainty about the possible execution and timing of the call, the impact of the call is not reflected in the outlook for 2014. Comerica's capital plan further contemplates a 1-cent increase in the quarterly dividend to $0.20 per common share. The dividend proposal will be considered by Comerica's Board of Directors at its next scheduled meeting on April 22, 2014.
Comerica's tangible common equity ratio was 10.20 percent at March 31, 2014, an increase of 13 basis points from December 31, 2013. The estimated Tier 1 common capital ratio decreased 10 basis points, to 10.54 percent at March 31, 2014, from December 31, 2013. The estimated common equity Tier 1 ratio under fully phased-in Basel III capital rules and excluding most elements of AOCI was 10.3 percent percent at March 31, 2014.

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COMERICA REPORTS FIRST QUARTER 2014 NET INCOME OF $139 MILLION - 5

Full-Year 2014 Outlook
Management expectations for full-year 2014, compared to 2013, assuming a continuation of the current economic and low rate environment, are as follows:

•
Average loan growth consistent with 3 percent growth achieved in 2013, reflecting stabilization in Mortgage Banker Finance near average fourth quarter 2013 level and continued focus on pricing and structure discipline.

•
Net interest income modestly lower, reflecting a decline in purchase accounting accretion, to $20 million to $30 million, and the effect of continued pressure from the low rate environment, partially offset by loan growth.

•	Provision for credit losses and net charge-offs stable. Increases to the allowance for credit losses due to loan growth offset by continued strong credit quality.

•	Noninterest income modestly lower, reflecting stable customer-driven fee income and lower noncustomer-driven income. Growth in fiduciary income and card fees offset by lower capital market activity.

•	Noninterest expenses lower, reflecting lower litigation-related expenses and a more than 50 percent decrease in pension expense, to $35 million to $40 million.

•	Income tax expense to approximate 32 percent of pre-tax income, reflecting the change in accounting for affordable housing projects that qualify for the low-income tax credit.

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COMERICA REPORTS FIRST QUARTER 2014 NET INCOME OF $139 MILLION - 6

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at March 31, 2014 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses first quarter 2014 results compared to fourth quarter 2013.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	1st Qtr '14		4th Qtr '13		1st Qtr '13
Business Bank	$198	85%	$170	82%	$198	85%
Retail Bank	9	4	15	7	10	4
Wealth Management	26	11	24	11	25	11
	233	100%	209	100%	233	100%
Finance	(92)		(92)		(98)
Other (a)	(2)		—		(1)
Total	$139		$117		$134
(a) Includes items not directly associated with the three major business segments or the Finance Division.
Business Bank

(dollar amounts in millions)	1st Qtr '14	4th Qtr '13	1st Qtr '13
Net interest income (FTE)	$371	$387	$375
Provision for credit losses	16	24	20
Noninterest income	87	95	90
Noninterest expenses	146	198	146
Net income	198	170	198

Net credit-related charge-offs	11	6	16

Selected average balances:
Assets	35,896	35,042	35,780
Loans	34,927	34,020	34,753
Deposits	27,023	26,873	25,514

•
Average loans increased $907 million, primarily reflecting increases in general Middle Market, Commercial Real Estate, Energy, Technology and Life Sciences, and Corporate Banking, partially offset by decreases in Mortgage Banker Finance and Entertainment.

•	Average deposits increased $150 million, primarily reflecting increases in Technology and Life Sciences and general Middle Market, partially offset by declines in Corporate Banking and Energy.

•
Net interest income decreased $16 million, primarily due to a decrease in purchase accounting accretion, two fewer days in the first quarter and lower loan yields, partially offset by the benefit provided by an increase in average loans.

•
The provision for credit losses decreased $8 million, primarily reflecting decreases in Corporate Banking and general Middle Market, partially offset by increases in Technology and Life Sciences and Commercial Real Estate.

•	Noninterest income decreased $8 million, primarily due to decreases in commercial lending fees and securities trading income.

•	Noninterest expenses decreased $52 million, primarily due to a decrease in litigation-related expenses from high fourth quarter expense due to an unfavorable jury verdict in a lender liability case.

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COMERICA REPORTS FIRST QUARTER 2014 NET INCOME OF $139 MILLION - 7

Retail Bank

(dollar amounts in millions)	1st Qtr '14	4th Qtr '13	1st Qtr '13
Net interest income (FTE)	$146	$150	$155
Provision for credit losses	2	(8)	6
Noninterest income	41	43	41
Noninterest expenses	171	178	175
Net income	9	15	10

Net credit-related charge-offs	4	4	8

Selected average balances:
Assets	6,052	5,997	5,973
Loans	5,381	5,323	5,276
Deposits	21,361	21,438	21,049

•	Average loans increased $58 million, primarily due to an increase in Retail Banking.

•	Average deposits decreased $77 million, primarily due to a decrease in Small Business, partially offset by an increase in Retail Banking.

•	Net interest income decreased $4 million, primarily due to lower loan yields and two fewer days in the first quarter.

•	The provision for credit losses of $2 million increased $10 million, primarily reflecting an increase in Small Business.

•	Noninterest expenses decreased $7 million, primarily due to a decrease in salaries and benefits expense.
Wealth Management

(dollar amounts in millions)	1st Qtr '14	4th Qtr '13	1st Qtr '13
Net interest income (FTE)	$46	$47	$46
Provision for credit losses	(8)	(9)	(6)
Noninterest income	64	61	65
Noninterest expenses	78	80	79
Net income	26	24	25

Net credit-related (recoveries) charge-offs	(3)	3	—

Selected average balances:
Assets	4,939	4,873	4,738
Loans	4,767	4,711	4,588
Deposits	3,816	3,933	3,682

•	Average loans increased $56 million, primarily due to an increase in Private Banking.

•	Average deposits decreased $117 million, primarily due to a decrease in Private Banking.

•	Noninterest income increased $3 million, primarily due to an increase in fiduciary income and small increases in several other categories of noninterest income.

•	Noninterest expenses decreased $2 million, primarily due to a decrease in salaries and benefits expense.

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COMERICA REPORTS FIRST QUARTER 2014 NET INCOME OF $139 MILLION - 8

Geographic Market Segments
Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. The tables below present the geographic market results based on the methodologies in effect at March 31, 2014 and are presented on a fully taxable equivalent (FTE) basis.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	1st Qtr '14		4th Qtr '13		1st Qtr '13
Michigan	$68	29%	$32	15%	$78	34%
California	63	27	77	37	56	24
Texas	46	20	53	25	43	18
Other Markets	56	24	47	23	56	24
	233	100%	209	100%	233	100%
Finance & Other (a)	(94)		(92)		(99)
Total	$139		$117		$134
(a) Includes items not directly associated with the geographic markets.

•
Average loans increased $150 million, $393 million and $598 million in Michigan, California and Texas, respectively. The increase in average loans was broad-based with increases in nearly all business lines.

•
Average deposits increased $141 million in Michigan primarily due to an increase in Corporate Banking, partially offset by a decrease in general Middle Market. In California, average deposits decreased $437 million, primarily due to decreases in Corporate Banking and Private Banking, partially offset by an increase in Technology and Life Sciences. The increase in Texas of $339 million was primarily due to increases in Technology and Life Sciences and general Middle Market, partially offset by a decrease in Energy.

•
Net interest income decreased in all markets, primarily reflecting the impact of two fewer days in the first quarter 2014 and, in Texas, a decrease in accretion on the acquired loan portfolio from an unusually high fourth quarter 2013 amount. The benefit from an increase in loan balances largely offset the impact of lower loan yields.

•
The provision for credit losses increased $19 million in California, primarily due to increases in general Middle Market, Commercial Real Estate and Technology and Life Sciences. In Other Markets, the provision declined $13 million, primarily due to decreases in Private Banking and Corporate Banking.

•
Noninterest expenses in Michigan decreased $57 million, primarily due to a decrease in litigation-related expenses from high fourth quarter expense due to an unfavorable jury verdict in a lender liability case.

Michigan Market

(dollar amounts in millions)	1st Qtr '14	4th Qtr '13	1st Qtr '13
Net interest income (FTE)	$183	$187	$190
Provision for credit losses	3	7	(7)
Noninterest income	87	89	92
Noninterest expenses	161	218	168
Net income	68	32	78

Net credit-related charge-offs (recoveries)	—	(4)	5

Selected average balances:
Assets	13,819	13,712	14,042
Loans	13,473	13,323	13,650
Deposits	20,642	20,501	20,254

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COMERICA REPORTS FIRST QUARTER 2014 NET INCOME OF $139 MILLION - 9

California Market

(dollar amounts in millions)	1st Qtr '14	4th Qtr '13	1st Qtr '13
Net interest income (FTE)	$172	$176	$171
Provision for credit losses	11	(8)	21
Noninterest income	34	37	35
Noninterest expenses	96	98	97
Net income	63	77	56

Net credit-related charge-offs (recoveries)	10	(2)	10

Selected average balances:
Assets	15,133	14,710	13,795
Loans	14,824	14,431	13,542
Deposits	14,782	15,219	14,356
Texas Market

(dollar amounts in millions)	1st Qtr '14	4th Qtr '13	1st Qtr '13
Net interest income (FTE)	$136	$147	$134
Provision for credit losses	6	5	8
Noninterest income	31	33	31
Noninterest expenses	90	91	91
Net income	46	53	43

Net credit-related charge-offs	6	13	6

Selected average balances:
Assets	11,070	10,458	10,795
Loans	10,364	9,766	10,071
Deposits	10,875	10,536	9,959
Conference Call and Webcast
Comerica will host a conference call to review first quarter 2014 financial results at 7 a.m. CT Tuesday, April 15, 2014. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 10261396). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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COMERICA REPORTS FIRST QUARTER 2014 NET INCOME OF $139 MILLION - 10

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,” “looks forward,” "projects," "models" and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including changes in interest rates; volatility and disruptions in global capital and credit markets; changes in Comerica's credit rating; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers; operational difficulties, failure of technology infrastructure or information security incidents; the implementation of Comerica's strategies and business initiatives; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; any future strategic acquisitions or divestitures; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires and floods; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2013. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(214) 462-6831

Brittany L. Butler
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31,	December 31,	March 31,
(in millions, except per share data)	2014	2013	2013
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$0.73	$0.62	$0.70
Cash dividends declared	0.19	0.17	0.17
Common shareholders' equity (at period end)	40.09	39.23	37.41
Tangible common equity (at period end) (a)	36.50	35.65	33.90

Average diluted shares (in thousands)	186,701	186,166	187,442
KEY RATIOS
Return on average common shareholders' equity	7.68%	6.66%	7.68%
Return on average assets	0.86	0.72	0.84
Tier 1 common capital ratio (a) (b)	10.54	10.64	10.37
Tier 1 risk-based capital ratio (b)	10.54	10.64	10.37
Total risk-based capital ratio (b)	12.95	13.10	13.41
Leverage ratio (b)	10.85	10.77	10.75
Tangible common equity ratio (a)	10.20	10.07	9.86
AVERAGE BALANCES
Commercial loans	$28,362	$27,683	$28,056
Real estate construction loans:
Commercial Real Estate business line (c)	1,505	1,363	1,116
Other business lines (d)	322	289	198
Total real estate construction loans	1,827	1,652	1,314
Commercial mortgage loans:
Commercial Real Estate business line (c)	1,734	1,608	1,836
Other business lines (d)	7,036	7,106	7,562
Total commercial mortgage loans	8,770	8,714	9,398
Lease financing	848	838	857
International loans	1,301	1,303	1,282
Residential mortgage loans	1,724	1,679	1,556
Consumer loans	2,243	2,185	2,154
Total loans	45,075	44,054	44,617

Earning assets	59,916	59,924	58,607
Total assets	64,708	64,605	63,451

Noninterest-bearing deposits	23,236	23,532	21,506
Interest-bearing deposits	29,534	29,237	29,186
Total deposits	52,770	52,769	50,692

Common shareholders' equity	7,229	7,010	6,956
NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$411	$431	$416
Fully taxable equivalent adjustment	1	1	—
Net interest margin (fully taxable equivalent basis)	2.77%	2.86%	2.88%
CREDIT QUALITY
Nonaccrual loans	$317	$350	$494
Reduced-rate loans	21	24	21
Total nonperforming loans (e)	338	374	515
Foreclosed property	14	9	40
Total nonperforming assets (e)	352	383	555

Loans past due 90 days or more and still accruing	10	16	25

Gross loan charge-offs	30	41	38
Loan recoveries	18	28	14
Net loan charge-offs	12	13	24

Allowance for loan losses	594	598	617
Allowance for credit losses on lending-related commitments	37	36	36
Total allowance for credit losses	631	634	653

Allowance for loan losses as a percentage of total loans	1.28%	1.32%	1.37%
Net loan charge-offs as a percentage of average total loans (f)	0.10	0.12	0.21
Nonperforming assets as a percentage of total loans and foreclosed property (e)	0.76	0.84	1.23
Allowance for loan losses as a percentage of total nonperforming loans	176	160	120

(a)	See Reconciliation of Non-GAAP Financial Measures.

(b)	March 31, 2014 ratios are estimated.

(c)	Primarily loans to real estate developers.

(d)	Primarily loans secured by owner-occupied real estate.

(e)	Excludes loans acquired with credit-impairment.

(f)	Lending-related commitment charge-offs were zero in all periods presented.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	March 31,
(in millions, except share data)	2014	2013	2013
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,186	$1,140	$877

Interest-bearing deposits with banks	4,434	5,311	4,720
Other short-term investments	105	112	115

Investment securities available-for-sale	9,487	9,307	10,286

Commercial loans	29,774	28,815	28,508
Real estate construction loans	1,847	1,762	1,396
Commercial mortgage loans	8,801	8,787	9,317
Lease financing	849	845	853
International loans	1,250	1,327	1,269
Residential mortgage loans	1,751	1,697	1,568
Consumer loans	2,217	2,237	2,156
Total loans	46,489	45,470	45,067
Less allowance for loan losses	(594)	(598)	(617)
Net loans	45,895	44,872	44,450

Premises and equipment	583	594	618
Accrued income and other assets	3,991	3,891	3,819
Total assets	$65,681	$65,227	$64,885

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$23,955	$23,875	$22,777

Money market and interest-bearing checking deposits	22,485	22,332	21,540
Savings deposits	1,742	1,673	1,652
Customer certificates of deposit	5,099	5,063	5,753
Foreign office time deposits	469	349	395
Total interest-bearing deposits	29,795	29,417	29,340
Total deposits	53,750	53,292	52,117

Short-term borrowings	160	253	58
Accrued expenses and other liabilities	954	986	1,023
Medium- and long-term debt	3,534	3,543	4,699
Total liabilities	58,398	58,074	57,897

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,182	2,179	2,157
Accumulated other comprehensive loss	(325)	(391)	(410)
Retained earnings	6,414	6,321	6,020
Less cost of common stock in treasury - 46,492,524 shares at 3/31/14, 45,860,786 shares at 12/31/13 and 41,361,612 shares at 3/31/13	(2,129)	(2,097)	(1,920)
Total shareholders' equity	7,283	7,153	6,988
Total liabilities and shareholders' equity	$65,681	$65,227	$64,885

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	First	Fourth	Third	Second	First	First Quarter 2014 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Fourth Quarter 2013		First Quarter 2013
(in millions, except per share data)	2014	2013	2013	2013	2013	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$376	$397	$381	$388	$390	$(21)	(5)%	$(14)	(3)%
Interest on investment securities	55	55	54	52	53	—	—	2	2
Interest on short-term investments	4	4	4	3	3	—	—	1	15
Total interest income	435	456	439	443	446	(21)	(5)	(11)	(3)
INTEREST EXPENSE
Interest on deposits	11	12	13	15	15	(1)	(8)	(4)	(25)
Interest on medium- and long-term debt	14	14	14	14	15	—	—	(1)	(13)
Total interest expense	25	26	27	29	30	(1)	(4)	(5)	(19)
Net interest income	410	430	412	414	416	(20)	(5)	(6)	(1)
Provision for credit losses	9	9	8	13	16	—	—	(7)	(43)
Net interest income after provision for credit losses	401	421	404	401	400	(20)	(5)	1	—
NONINTEREST INCOME
Service charges on deposit accounts	54	53	53	53	55	1	2	(1)	(2)
Fiduciary income	44	43	41	44	43	1	4	1	4
Commercial lending fees	20	28	28	22	21	(8)	(27)	(1)	(7)
Card fees	19	19	20	18	17	—	—	2	15
Letter of credit fees	14	15	17	16	16	(1)	(6)	(2)	(12)
Bank-owned life insurance	9	9	12	10	9	—	—	—	—
Foreign exchange income	9	9	9	9	9	—	—	—	—
Brokerage fees	5	4	4	4	5	1	11	—	—
Net securities gains (losses)	1	—	1	(2)	—	1	N/M	1	N/M
Other noninterest income	33	39	43	48	38	(6)	(19)	(5)	(16)
Total noninterest income	208	219	228	222	213	(11)	(5)	(5)	(2)
NONINTEREST EXPENSES
Salaries and benefits expense	247	258	255	245	251	(11)	(4)	(4)	(2)
Net occupancy expense	40	41	41	39	39	(1)	(2)	1	3
Equipment expense	14	15	15	15	15	(1)	(5)	(1)	(5)
Outside processing fee expense	28	30	31	30	28	(2)	(4)	—	—
Software expense	22	24	22	22	22	(2)	(7)	—	—
Litigation-related expense	3	52	(4)	1	3	(49)	(94)	—	—
FDIC insurance expense	8	7	9	8	9	1	10	(1)	(14)
Advertising expense	6	3	6	6	6	3	77	—	—
Other noninterest expenses	38	43	42	50	43	(5)	(13)	(5)	(13)
Total noninterest expenses	406	473	417	416	416	(67)	(14)	(10)	(2)
Income before income taxes	203	167	215	207	197	36	21	6	3
Provision for income taxes	64	50	68	64	63	14	27	1	1
NET INCOME	139	117	147	143	134	22	19	5	4
Less income allocated to participating securities	2	2	2	2	2	—	—	—	—
Net income attributable to common shares	$137	$115	$145	$141	$132	$22	19%	$5	4%
Earnings per common share:
Basic	$0.76	$0.64	$0.80	$0.77	$0.71	$0.12	19%	$0.05	7%
Diluted	0.73	0.62	0.78	0.76	0.70	0.11	18	0.03	4

Comprehensive income	205	267	144	15	137	(62)	(23)	68	49

Cash dividends declared on common stock	35	31	31	32	32	4	11	3	9
Cash dividends declared per common share	0.19	0.17	0.17	0.17	0.17	0.02	12	0.02	12
N/M - Not Meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2014	2013
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$598	$604	$613	$617	$629

Loan charge-offs:
Commercial	19	31	20	19	21
Real estate construction:
Commercial Real Estate business line (a)	—	—	1	2	—
Commercial mortgage:
Commercial Real Estate business line (a)	5	1	6	2	1
Other business lines (b)	3	4	3	7	12
Total commercial mortgage	8	5	9	9	13
Residential mortgage	—	1	1	1	1
Consumer	3	4	8	4	3
Total loan charge-offs	30	41	39	35	38

Recoveries on loans previously charged-off:
Commercial	11	17	8	11	6
Real estate construction	—	3	2	1	1
Commercial mortgage	3	5	7	3	5
Lease financing	2	—	1	—	—
Residential mortgage	—	1	1	1	1
Consumer	2	2	1	2	1
Total recoveries	18	28	20	18	14
Net loan charge-offs	12	13	19	17	24
Provision for loan losses	8	7	10	13	12
Balance at end of period	$594	$598	$604	$613	$617

Allowance for loan losses as a percentage of total loans	1.28%	1.32%	1.37%	1.35%	1.37%

Net loan charge-offs as a percentage of average total loans	0.10	0.12	0.18	0.15	0.21

(a)	Primarily charge-offs of loans to real estate developers.

(b)	Primarily charge-offs of loans secured by owner-occupied real estate.

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2014	2013
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$36	$34	$36	$36	$32
Add: Provision for credit losses on lending-related commitments	1	2	(2)	—	4
Balance at end of period	$37	$36	$34	$36	$36

Unfunded lending-related commitments sold	$—	$1	$2	$1	$2

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2014	2013
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$54	$81	$107	$102	$102
Real estate construction:
Commercial Real Estate business line (a)	18	20	24	26	30
Other business lines (b)	1	1	1	2	3
Total real estate construction	19	21	25	28	33
Commercial mortgage:
Commercial Real Estate business line (a)	58	51	67	69	86
Other business lines (b)	104	105	139	157	178
Total commercial mortgage	162	156	206	226	264
International	—	4	—	—	—
Total nonaccrual business loans	235	262	338	356	399
Retail loans:
Residential mortgage	48	53	63	62	65
Consumer:
Home equity	32	33	34	28	28
Other consumer	2	2	2	3	2
Total consumer	34	35	36	31	30
Total nonaccrual retail loans	82	88	99	93	95
Total nonaccrual loans	317	350	437	449	494
Reduced-rate loans	21	24	22	22	21
Total nonperforming loans (c)	338	374	459	471	515
Foreclosed property	14	9	19	29	40
Total nonperforming assets (c)	$352	$383	$478	$500	$555

Nonperforming loans as a percentage of total loans	0.73%	0.82%	1.04%	1.04%	1.14%
Nonperforming assets as a percentage of total loans and foreclosed property	0.76	0.84	1.08	1.10	1.23
Allowance for loan losses as a percentage of total nonperforming loans	176	160	131	130	120
Loans past due 90 days or more and still accruing	$10	$16	$25	$20	$25

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$350	$437	$449	$494	$519
Loans transferred to nonaccrual (d)	19	23	50	37	34
Nonaccrual business loan gross charge-offs (e)	(27)	(33)	(25)	(25)	(34)
Nonaccrual business loans sold (f)	(3)	(14)	(17)	(9)	(7)
Payments/Other (g)	(22)	(63)	(20)	(48)	(18)
Nonaccrual loans at end of period	$317	$350	$437	$449	$494
(a) Primarily loans to real estate developers.
(b) Primarily loans secured by owner-occupied real estate.
(c) Excludes loans acquired with credit impairment.
(d) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(e) Analysis of gross loan charge-offs:
Nonaccrual business loans	$27	$33	$25	$25	$34
Performing criticized loans	—	3	5	5	—
Consumer and residential mortgage loans	3	5	9	5	4
Total gross loan charge-offs	$30	$41	$39	$35	$38
(f) Analysis of loans sold:
Nonaccrual business loans	$3	$14	$17	$9	$7
Performing criticized loans	6	22	31	40	12
Total criticized loans sold	$9	$36	$48	$49	$19
(g) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31, 2014			December 31, 2013			March 31, 2013
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$28,362	$221	3.17%	$27,683	$228	3.26%	$28,056	$229	3.31%
Real estate construction loans	1,827	15	3.40	1,652	15	3.50	1,314	13	4.15
Commercial mortgage loans	8,770	86	3.97	8,714	101	4.62	9,398	95	4.08
Lease financing	848	9	4.07	838	7	3.27	857	7	3.23
International loans	1,301	12	3.68	1,303	12	3.78	1,282	11	3.62
Residential mortgage loans	1,724	17	3.86	1,679	17	3.97	1,556	17	4.39
Consumer loans	2,243	17	3.16	2,185	18	3.24	2,154	18	3.36
Total loans (a)	45,075	377	3.39	44,054	398	3.58	44,617	390	3.54

Mortgage-backed securities available-for-sale	8,911	55	2.42	8,969	55	2.46	9,635	53	2.25
Other investment securities available-for-sale	371	—	0.43	396	—	0.45	386	—	0.50
Total investment securities available-for-sale	9,282	55	2.34	9,365	55	2.37	10,021	53	2.17

Interest-bearing deposits with banks (b)	5,448	4	0.26	6,400	4	0.26	3,852	2	0.27
Other short-term investments	111	—	0.66	105	—	0.69	117	1	2.30
Total earning assets	59,916	436	2.94	59,924	457	3.03	58,607	446	3.09

Cash and due from banks	913			970			979
Allowance for loan losses	(603)			(609)			(633)
Accrued income and other assets	4,482			4,320			4,498
Total assets	$64,708			$64,605			$63,451

Money market and interest-bearing checking deposits	$22,261	6	0.11	$22,030	6	0.12	$21,294	7	0.14
Savings deposits	1,700	—	0.03	1,667	—	0.03	1,623	—	0.03
Customer certificates of deposit	5,109	5	0.36	5,078	5	0.38	5,744	7	0.47
Foreign office time deposits	464	—	0.42	462	1	0.47	525	1	0.55
Total interest-bearing deposits	29,534	11	0.15	29,237	12	0.17	29,186	15	0.21

Short-term borrowings	185	—	0.03	279	—	0.06	123	—	0.11
Medium- and long-term debt	3,545	14	1.53	3,563	14	1.53	4,707	15	1.32
Total interest-bearing sources	33,264	25	0.30	33,079	26	0.31	34,016	30	0.36

Noninterest-bearing deposits	23,236			23,532			21,506
Accrued expenses and other liabilities	979			984			973
Total shareholders' equity	7,229			7,010			6,956
Total liabilities and shareholders' equity	$64,708			$64,605			$63,451

Net interest income/rate spread (FTE)		$411	2.64		$431	2.72		$416	2.73

FTE adjustment		$1			$1			$—

Impact of net noninterest-bearing sources of funds			0.13			0.14			0.15
Net interest margin (as a percentage of average earning assets) (FTE) (a) (b)			2.77%			2.86%			2.88%
(a) Accretion of the purchase discount on the acquired loan portfolio of $12 million, $23 million and $11 million in the first quarter of 2014 and the fourth and first quarters of 2013, respectively, increased the net interest margin by 8 basis points, 15 basis points and 8 basis points in each respective period.
(b) Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 24 basis points, 31 basis points and 17 basis points in the first quarter of 2014 and the fourth and first quarters of 2013, respectively.

CONSOLIDATED STATISTICAL DATA (unaudited)
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	September 30,	June 30,	March 31,
(in millions, except per share data)	2014	2013	2013	2013	2013

Commercial loans:
Floor plan	$3,437	$3,504	$2,869	$3,241	$2,963
Other	26,337	25,311	25,028	25,945	25,545
Total commercial loans	29,774	28,815	27,897	29,186	28,508
Real estate construction loans:
Commercial Real Estate business line (a)	1,507	1,447	1,283	1,223	1,185
Other business lines (b)	340	315	269	256	211
Total real estate construction loans	1,847	1,762	1,552	1,479	1,396
Commercial mortgage loans:
Commercial Real Estate business line (a)	1,820	1,678	1,592	1,743	1,812
Other business lines (b)	6,981	7,109	7,193	7,264	7,505
Total commercial mortgage loans	8,801	8,787	8,785	9,007	9,317
Lease financing	849	845	829	843	853
International loans	1,250	1,327	1,286	1,209	1,269
Residential mortgage loans	1,751	1,697	1,650	1,611	1,568
Consumer loans:
Home equity	1,533	1,517	1,501	1,474	1,498
Other consumer	684	720	651	650	658
Total consumer loans	2,217	2,237	2,152	2,124	2,156
Total loans	$46,489	$45,470	$44,151	$45,459	$45,067

Goodwill	$635	$635	$635	$635	$635
Core deposit intangible	15	16	17	18	19
Loan servicing rights	1	1	1	2	2

Tier 1 common capital ratio (c) (d)	10.54%	10.64%	10.72%	10.43%	10.37%
Tier 1 risk-based capital ratio (c)	10.54	10.64	10.72	10.43	10.37
Total risk-based capital ratio (c)	12.95	13.10	13.42	13.29	13.41
Leverage ratio (c)	10.85	10.77	10.88	10.81	10.75
Tangible common equity ratio (d)	10.20	10.07	9.87	10.04	9.86

Common shareholders' equity per share of common stock	$40.09	$39.23	$37.94	$37.32	$37.41
Tangible common equity per share of common stock (d)	36.50	35.65	34.38	33.79	33.90
Market value per share for the quarter:
High	53.50	48.69	43.49	40.44	36.99
Low	43.96	38.64	38.56	33.55	30.73
Close	51.80	47.54	39.31	39.83	35.95

Quarterly ratios:
Return on average common shareholders' equity	7.68%	6.66%	8.50%	8.23%	7.68%
Return on average assets	0.86	0.72	0.92	0.90	0.84
Efficiency ratio (e)	65.79	72.81	65.18	65.03	66.15

Number of banking centers	483	483	484	484	487

Number of employees - full time equivalent	8,907	8,948	8,918	8,929	9,001

(a)	Primarily loans to real estate developers.

(b)	Primarily loans secured by owner-occupied real estate.

(c)	March 31, 2014 ratios are estimated.

(d)	See Reconciliation of Non-GAAP Financial Measures.

(e)	Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains.

PARENT COMPANY ONLY BALANCE SHEETS (unaudited)
Comerica Incorporated

	March 31,	December 31,	March 31,
(in millions, except share data)	2014	2013	2013

ASSETS
Cash and due from subsidiary bank	$5	$31	$23
Short-term investments with subsidiary bank	531	482	450
Other short-term investments	97	96	91
Investment in subsidiaries, principally banks	7,276	7,174	7,054
Premises and equipment	3	4	4
Other assets	156	139	156
Total assets	$8,068	$7,926	$7,778

LIABILITIES AND SHAREHOLDERS' EQUITY
Medium- and long-term debt	$614	$617	$626
Other liabilities	171	156	164
Total liabilities	785	773	790

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,182	2,179	2,157
Accumulated other comprehensive loss	(325)	(391)	(410)
Retained earnings	6,414	6,321	6,020
Less cost of common stock in treasury - 46,492,524 shares at 3/31/14, 45,860,786 shares at 12/31/13 and 41,361,612 shares at 3/31/13	(2,129)	(2,097)	(1,920)
Total shareholders' equity	7,283	7,153	6,988
Total liabilities and shareholders' equity	$8,068	$7,926	$7,778

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2012	188.3	$1,141	$2,162	$(413)	$5,931	$(1,879)	$6,942
Net income	—	—	—	—	134	—	134
Other comprehensive income, net of tax	—	—	—	3	—	—	3
Cash dividends declared on common stock ($0.17 per share)	—	—	—	—	(32)	—	(32)
Purchase of common stock	(2.2)	—	—	—	—	(74)	(74)
Net issuance of common stock under employee stock plans	0.7	—	(15)	—	(13)	33	5
Share-based compensation	—	—	10	—	—	—	10
BALANCE AT MARCH 31, 2013	186.8	$1,141	$2,157	$(410)	$6,020	$(1,920)	$6,988

BALANCE AT DECEMBER 31, 2013	182.3	$1,141	$2,179	$(391)	$6,321	$(2,097)	$7,153
Cumulative effect of adoption of new accounting principle	—	—	—	—	(3)	—	(3)
Net income	—	—	—	—	139	—	139
Other comprehensive income, net of tax	—	—	—	66	—	—	66
Cash dividends declared on common stock ($0.19 per share)	—	—	—	—	(35)	—	(35)
Purchase of common stock	(1.7)	—	—	—	—	(80)	(80)
Net issuance of common stock under employee stock plans	1.1	—	(11)	—	(8)	48	29
Share-based compensation	—	—	14	—	—	—	14
BALANCE AT MARCH 31, 2014	181.7	$1,141	$2,182	$(325)	$6,414	$(2,129)	$7,283

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended March 31, 2014	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$371	$146	$46	$(158)	$6	$411
Provision for credit losses	16	2	(8)	—	(1)	9
Noninterest income	87	41	64	14	2	208
Noninterest expenses	146	171	78	3	8	406
Provision (benefit) for income taxes (FTE)	98	5	14	(55)	3	65
Net income (loss)	$198	$9	$26	$(92)	$(2)	$139
Net credit-related charge-offs (recoveries)	$11	$4	$(3)	$—	$—	$12

Selected average balances:
Assets	$35,896	$6,052	$4,939	$11,129	$6,692	$64,708
Loans	34,927	5,381	4,767	—	—	45,075
Deposits	27,023	21,361	3,816	353	217	52,770

Statistical data:
Return on average assets (a)	2.20%	0.16%	2.15%	N/M	N/M	0.86%
Efficiency ratio (b)	31.96	91.44	71.31	N/M	N/M	65.79

	Business	Retail	Wealth
Three Months Ended December 31, 2013	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$387	$150	$47	$(161)	$8	$431
Provision for credit losses	24	(8)	(9)	—	2	9
Noninterest income	95	43	61	14	6	219
Noninterest expenses	198	178	80	2	15	473
Provision (benefit) for income taxes (FTE)	90	8	13	(57)	(3)	51
Net income (loss)	$170	$15	$24	$(92)	$—	$117
Net credit-related charge-offs	$6	$4	$3	$—	$—	$13

Selected average balances:
Assets	$35,042	$5,997	$4,873	$11,032	$7,661	$64,605
Loans	34,020	5,323	4,711	—	—	44,054
Deposits	26,873	21,438	3,933	323	202	52,769

Statistical data:
Return on average assets (a)	1.94%	0.27%	1.93%	N/M	N/M	0.72%
Efficiency ratio (b)	40.97	92.27	74.64	N/M	N/M	72.81

	Business	Retail	Wealth
Three Months Ended March 31, 2013	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$375	$155	$46	$(167)	7	$416
Provision for credit losses	20	6	(6)	—	(4)	16
Noninterest income	90	41	65	14	3	213
Noninterest expenses	146	175	79	3	13	416
Provision (benefit) for income taxes (FTE)	101	5	13	(58)	2	63
Net income (loss)	$198	$10	$25	$(98)	$(1)	$134
Net credit-related charge-offs	$16	$8	$—	$—	$—	$24

Selected average balances:
Assets	$35,780	$5,973	$4,738	$11,747	$5,213	$63,451
Loans	34,753	5,276	4,588	—	—	44,617
Deposits	25,514	21,049	3,682	275	172	50,692

Statistical data:
Return on average assets (a)	2.21%	0.18%	2.12%	N/M	N/M	0.84%
Efficiency ratio (b)	31.38	89.37	71.09	N/M	N/M	66.15
(a) Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b) Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains.
FTE - Fully Taxable Equivalent
N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended March 31, 2014	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$183	$172	$136	$72	$(152)	$411
Provision for credit losses	3	11	6	(10)	(1)	9
Noninterest income	87	34	31	40	16	208
Noninterest expenses	161	96	90	48	11	406
Provision (benefit) for income taxes (FTE)	38	36	25	18	(52)	65
Net income (loss)	$68	$63	$46	$56	$(94)	$139
Net credit-related charge-offs (recoveries)	$—	$10	$6	$(4)	$—	$12

Selected average balances:
Assets	$13,819	$15,133	$11,070	$6,865	$17,821	$64,708
Loans	13,473	14,824	10,364	6,414	—	45,075
Deposits	20,642	14,782	10,875	5,901	570	52,770

Statistical data:
Return on average assets (a)	1.26%	1.59%	1.50%	3.28%	N/M	0.86%
Efficiency ratio (b)	59.71	46.72	53.83	43.39	N/M	65.79

				Other	Finance
Three Months Ended December 31, 2013	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$187	$176	$147	$74	$(153)	$431
Provision for credit losses	7	(8)	5	3	2	9
Noninterest income	89	37	33	40	20	219
Noninterest expenses	218	98	91	49	17	473
Provision (benefit) for income taxes (FTE)	19	46	31	15	(60)	51
Net income (loss)	$32	$77	$53	$47	$(92)	$117
Net credit-related charge-offs (recoveries)	$(4)	$(2)	$13	$6	$—	$13

Selected average balances:
Assets	$13,712	$14,710	$10,458	$7,032	$18,693	$64,605
Loans	13,323	14,431	9,766	6,534	—	44,054
Deposits	20,501	15,219	10,536	5,988	525	52,769

Statistical data:
Return on average assets (a)	0.59%	1.90%	1.80%	2.68%	N/M	0.72%
Efficiency ratio (b)	79.04	46.11	50.84	42.34	N/M	72.81

				Other	Finance
Three Months Ended March 31, 2013	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$190	$171	$134	$81	$(160)	$416
Provision for credit losses	(7)	21	8	(2)	(4)	16
Noninterest income	92	35	31	38	17	213
Noninterest expenses	168	97	91	44	16	416
Provision (benefit) for income taxes (FTE)	43	32	23	21	(56)	63
Net income (loss)	$78	$56	$43	$56	$(99)	$134
Net credit-related charge-offs	$5	$10	$6	$3	$—	$24

Selected average balances:
Assets	$14,042	$13,795	$10,795	$7,859	$16,960	$63,451
Loans	13,650	13,542	10,071	7,354	—	44,617
Deposits	20,254	14,356	9,959	5,676	447	50,692

Statistical data:
Return on average assets (a)	1.47%	1.45%	1.54%	2.86%	N/M	0.84%
Efficiency ratio (b)	59.53	47.04	54.99	37.41	N/M	66.15
(a) Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b) Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains.
FTE - Fully Taxable Equivalent
N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollar amounts in millions)	2014	2013	2013	2013	2013

Tier 1 Common Capital Ratio:
Tier 1 and Tier 1 common capital (a) (b)	$6,961	$6,895	$6,862	$6,800	$6,748

Risk-weighted assets (a) (b)	66,051	64,825	64,027	65,220	65,099

Tier 1 and Tier 1 common risk-based capital ratio (b)	10.54%	10.64%	10.72%	10.43%	10.37%

Basel III Common Equity Tier 1 Capital Ratio:
Tier 1 common capital (b)	$6,961	$6,895	$6,862	$6,800	$6,748
Basel III adjustments (c)	(3)	(6)	(4)	—	(1)
Basel III common equity Tier 1 capital (c)	6,958	6,889	6,858	6,800	6,747

Risk-weighted assets (a) (b)	$66,051	$64,825	$64,027	$65,220	$65,099
Basel III adjustments (c)	1,603	1,754	1,726	2,091	1,996
Basel III risk-weighted assets (c)	$67,654	$66,579	$65,753	$67,311	$67,095

Tier 1 common capital ratio (b)	10.5%	10.6%	10.7%	10.4%	10.4%
Basel III common equity Tier 1 capital ratio (c)	10.3	10.3	10.4	10.1	10.1

Tangible Common Equity Ratio:
Common shareholders' equity	$7,283	$7,153	$6,969	$6,911	$6,988
Less:
Goodwill	635	635	635	635	635
Other intangible assets	16	17	18	20	21
Tangible common equity	$6,632	$6,501	$6,316	$6,256	$6,332

Total assets	$65,681	$65,227	$64,670	$62,947	$64,885
Less:
Goodwill	635	635	635	635	635
Other intangible assets	16	17	18	20	21
Tangible assets	$65,030	$64,575	$64,017	$62,292	$64,229

Common equity ratio	11.09%	10.97%	10.78%	10.98%	10.77%
Tangible common equity ratio	10.20	10.07	9.87	10.04	9.86

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,283	$7,153	$6,969	$6,911	$6,988
Tangible common equity	6,632	6,501	6,316	6,256	6,332

Shares of common stock outstanding (in millions)	182	182	184	185	187

Common shareholders' equity per share of common stock	$40.09	$39.23	$37.94	$37.32	$37.41
Tangible common equity per share of common stock	36.50	35.65	34.38	33.79	33.90
(a) Tier 1 capital and risk-weighted assets as defined by regulation.
(b) March 31, 2014 Tier 1 capital and risk-weighted assets are estimated.
(c) Estimated ratios based on the standardized approach in the final rule for the U.S. adoption of the Basel III regulatory capital framework and excluding most elements of AOCI.

The Tier 1 common capital ratio removes preferred stock and qualifying trust preferred securities from Tier 1 capital as defined by and calculated in conformity with bank regulations. The Basel III common equity Tier 1 capital ratio further adjusts Tier 1 common capital and risk-weighted assets to account for the final rule approved by U.S. banking regulators in July 2013 for the U.S. adoption of the Basel III regulatory capital framework. The final Basel III capital rules are effective January 1, 2015 for banking organizations subject to the standardized approach. The tangible common equity ratio removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock. Comerica believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.